AMENDMENT TO

SHAREHOLDER AGREEMENT

Interpool, Inc., a Delaware corporation (the “Company”), Seacastle Inc., a Marshall Islands corporation (“Parent”), and Arthur L. Burns (“Burns”) having entered into a Shareholder Agreement as of September 5, 2007 (the “Shareholder Agreement”), they now enter into this Amendment to the Shareholder Agreement (the “Amendment”) as of this 28 day of December 2007.

1. The first sentence of Section 1(a) of the Shareholder Agreement is hereby replaced, in its entirety, by the following two sentences: “Burns, the Company and Parent agree that, after December 31, 2007, Burns shall continue his employment with Company and Parent as an employee at will. Burns’s employment with the Company and Parent shall terminate by either Burns or the Company and Parent giving the other thirty (30) days written notice of intent to terminate (the thirtieth (30th) day after such notice is given being called the ‘Termination Date’).”

2. Clause (ii) of the first sentence of Section 2(a) of the Shareholder Agreement is hereby amended to read, in its entirety, as follows: “(ii) if Burns provides the services to the Company and Parent described in Section 1(b)(i) hereof through December 31, 2007, the Company shall pay the sum of $300,000 to Burns on January 2, 2008, subject to applicable withholdings and deductions.”

3. Section 2(g) of the Shareholder Agreement is hereby amended to read, in its entirety, as follows: “‘Separation Payment II’ means the payment by the Company of the sum of $25,000 described in Section 2(f) hereof.” The references to “the sum of $50,000” in Section 2(f) of the Shareholder Agreement and in Section 2 of the Final Separation Agreement (attached as Exhibit A to the Shareholder Agreement) are hereby amended to refer to “the sum of $25,000.”

4. The provisos in the last sentence of Section 2(f) of the Shareholder Agreement and in the first sentence of Section 2 of the Final Separation Agreement are hereby amended to read, in their entirety, as follows: “provided, however, that, if the Termination Date does not occur on or before November 21, 2008, payment of Separation Payment II shall be made on the later to occur of January 2, 2009, or the passing of the revocation period without the Final Separation Agreement having been revoked.”

Except as specifically provided herein, the Shareholder Agreement remains in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment to the Shareholder Agreement as of the first date written above.

INTERPOOL, INC.
By:	/s/ Arthur L. Burns
Name: Arthur L. Burns
Title: General Counsel

SEACASTLE INC.
By:	/s/ Stephen N. Gray
Name: Stephen N. Gray
Title: Chief Financial Officer

/s/ Arthur L. Burns
ARTHUR L. BURNS